Exhibit 99.2

SELECET DEMO SITE STATUS REPORT
January 2008

1.	Major Big Box Retail Chain
a.   Demo site complete─successfull
b.  10 Store Pilot list due.  Uses Qty 40 EMFL-060-277’s ($95.8k)
c,   Potential Qty 5,692 EMFL-060-277’s ($11.4MM)
2.	Major Southwestern University
a.	11 Building “Phase 1” proposal accepted by University’s Energy Consultant and presented to University. Uses Qty 76 EMFL-030-277’s and Qty 4 EMFL-060-277’s ($119.6k)
b.	Potential (est.) Qty 500 EMFL-030-277’s and Qty 50 EMFL-060-277’s ($1.1MM)
3.	West Coast Regional Grocery Chain
a.	280 Store Rollout pending. Uses 280 EMFL-200-120’s ($1.34MM)
4.	Major Electrical Equipment Manufacturer
a.	Brand name program pending. Starts 4Q 2008.
b.	Initial Forecast = Qty 25 mixed units per day for 1st year of program
c.	Potential for 1st year (2009) is 6,250 mixed units ($13.0MM)
5.	Major Big Box Retail Chain
a.	Demo site in progress
b.	Potential (Est.) 3,000 EMFL-060-277 ($6.0MM)
6.	Major New England University
a.	Demo site complete—successful
b.	Potential (Est.) Qty 750 EMFL-100-120’s ($2.1MM)
7.	Major National Parking Garage Chain
a.	Demo site complete—successful
b.	Potential (Est.) Qty 1,600 EMFL-100-277’s ($4.47MM)
8.	California Apartment Complex
a.	Demo site complete—successful
b.	Potential (Est.) Qty 100 EMFL-100-277 ($319.5k)
9.	Major National Property Management Company
a.	Demo site complete—successful
b.	Potential (Est.) 1,000 various units ($2.1MM)
10.	Major NYC Hospital
a.	Demo site complete—successful
b.	Potential (Est.) Qty 400 EMFL-060-277’s ($1.12MM) and Qty 100 EMFL-100-277’s ($364k)
11.	Asia Distribution
a.	Exclusive Rights(China, Singapore, Hong Kong and Malaysia)
b.	Exclusivity Fee, Royalty Fee and License Fee
c.	In negotiation phase now